                                                                    EXHIBIT 99.1

              IN THE DISTRICT COURT OF LANCASTER COUNTY, NEBRASKA

STATE OF NEBRASKA, EX REL.
L. TIM WAGNER,                         DOCKET                   PAGE
DIRECTOR OF INSURANCE OF
THE STATE OF NEBRASKA,

     PETITIONER,                ORDER OF LIQUIDATION,
                             DECLARATION OF INSOLVENCY,
v.                                AND INJUNCTION


AMWEST SURETY
INSURANCE COMPANY,

     RESPONDENT.


     This matter came on for consideration on the petition of the Director of Insurance for the State of Nebraska, L. Tim Wagner ("Director") pursuant to the Insurers Supervision, Rehabilitation and Liquidation Act ("Act"), Neb. Rev.
                                                                  ---------
Stat. (S)44-4801 et seq. (Reissue 1998), for an Order of Liquidation and for
----             -------
such other further relief as appropriate with respect to Amwest Surety Insurance Company ("Amwest Surety"). Amwest Surety waived Notice and Hearing on the Director's Petition and has not contested the matter. The court, upon reviewing the evidence adduced at hearing and the applicable law, finds as follows:

     Amwest Surety Insurance Company is a Nebraska domiciled property and casualty insurance company with its principal place of business located at 5230 Las Virgenes Road, Calabasas, California.

2.   The court has jurisdiction over the subject matter and the parties.

3. As of March 31, 2001, based upon a quarterly financial statement filed June 5, 2001, Amwest Surety's liabilities exceed its assets by about 1.5 million. Amwest Surety is therefore insolvent.

                               Page 5 of 8 Pages

4.   Grounds exist under Neb. Rev. Stat. (S)44-4817 (Reissue 1998) for the
                        ---------------
     Director to request an order to liquidate Amwest Surety and for the court to enter an Order of Liquidation pursuant to Neb. Rev. Stat. (S)44-4818.
                                                  ---------------

5. The immediate appointment of a liquidator is necessary to protect the creditors, claimants and policyholders of Amwest Surety and it is in their best interest and in the best interests of the public that an Order of Liquidation be entered appointing the Director as Liquidator of Amwest Surety pursuant to Neb. Rev. Stat. (S)44-4818.
                        ---------------

6.   Under Neb. Rev. Stat. (S)44-4805 (1), the court is authorized to grant
           ---------------
     injunctions and other orders which are necessary and proper to prevent any actions that might lessen the value of Amwest Surety's assets, prejudice the rights of its policyholders, creditors and shareholders or prejudice the administration of any proceeding involving Amwest Surety under the Nebraska Insurers Supervision, Rehabilitation and Liquidation Act of 1989 ("Liquidation Act"), Neb. Rev. Stat. (S)(S)44-4801 et seq.
                          ---------------               -------

7. In order that Amwest Surety's assets not lessen in value, that the rights of Amwest Surety's policyholders, creditors and shareholders are not prejudiced and that the administration of proceedings involving Amwest Surety under under the Liquidation Act are not prejudiced, it is necessary and proper for the court to grant injunctive relief and other orders as provided for under Neb. Rev. Stat. (S)44-4805.
                        ---------------

     IT IS THEREFORE ORDERED, ADJUDGED AND DECREED that;

          Amwest Surety Insurance Company is insolvent, which is a criteria for liquidation under Neb. Rev. Stat. (S)44-4817.
                      --------------

     2.   An Order of Liquidation is entered under Neb. Rev. Stat. (S)44-4818
                                                   --------------
     authorizing the liquidation of Amwest Surety.

     3. L. Tim Wagner, Director of Insurance for the State of Nebraska, is appointed Liquidator of Amwest Surety pursuant to Neb. Rev. Stat. (S)44-
                                                       ---------------
     4818.

                               Page 6 of 8 Pages

     4. The Liquidator is authorized and directed to forthwith take possession and control of the assets of Amwest Surety and administer them under the general supervision of this Court. The Liquidator is directed to exercise any and all rights of Amwest Surety in connection with any collateral or other assets being held for the benefit of Amwest Surety by any person or entity. Pursuant to Neb.
                                                                           ----
Rev. Stat. (S)44-4818 (Reissue 1998), the Liquidator shall be vested by
----------
operation of law with title to all of the property, contracts, and rights of action and all of the books and records of Amwest Surety, wherever located, as of the entry of this Order of Liquidation.

     5. The Liquidator shall have, exercise and be subject to all of the rights, powers and duties of a Liquidator under Neb. Rev. Stat.(S)44-4801 et
                                                --------------            --
seq.
---

     6. All officers, managers, directors, trustees, owners, employees, or agents of Amwest Surety shall cooperate with the Liquidator as required by Neb.
                                                                           ----
Rev. Stat. (S)44-4806 (Reissue 1998).
----------

    7. The Liquidator shall file financial reports and accounting with this Court pursuant to Neb. Rev. Stat. (S)44-4818(5) for the period ending December
                  ---------------
31, 2001, and at least annually thereafter. Such reports shall include at a minimum the assets and liabilities of Amwest Surety and all funds received or disbursed by the Liquidator during the current period, and shall be submitted to this Court for approval without necessity of a hearing.

     8. Amwest Surety, its directors, officers, managers, agents, employees, and all other persons and legal entities, except the Liquidator of Amwest Surety, are hereby enjoined from:

     A.   Engaging in further transactions of Amwest Surety business;

     B.   Transferring Amwest Surety property;

     C. Interfering with the Liquidator, his employees and Assistants, or with proceedings involving Amwest Surety under the Liquidation Act;

     D.   Wasting Amwest Surety assets;

     E.   Dissipating or transferring bank accounts of Amwest Surety;

     F.   The institution of further prosecution of any actions or proceedings;

                               Page 7 of 8 Pages

     G. Obtaining preferences, judgments, attachments, garnishments, or liens against Amwest Surety, its assets or its policyholders;

     H.   Levying execution against Amwest Surety, its assets or policyholders;

     I. Making any sale or deed for nonpayment of taxes or assessments which would lessen the value of the assets of Amwest Surety;

     J. Withholding from the Liquidator any books, accounts, documents or other records relating to the business of Amwest Surety; and

     K. Any other threatened or contemplated action that might lessen the value of Amwest Surety assets or that might prejudice the rights of policyholders, creditors, shareholders, or the administration of any proceeding involving Amwest Surety under the Nebraska Insurers Supervision, Rehabilitation and Liquidation Act of 1989.

     9. This Court shall retain jurisdiction of this matter for the purpose of granting such other and further relief as shall be just and equitable and the Liquidator shall apply to this Court for further instructions as necessary.

     Dated this 7th day of June, 2001,



                                            District Judge - John A. Colborn

                               Page 8 of 8 Pages